SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): March 6, 2006


                               Refac Optical Group
             (Exact name of registrant as specified in its charter)


           DELAWARE                     001-12776               13-1681234
---------------------------------- ---------------------- ---------------------
(State or other jurisdiction of        (Commission           I.R.S. Employer
incorporation or organization)         File Number)        Identification No.)

ONE BRIDGE PLAZA, SUITE 550, FORT LEE, NEW JERSEY                  07024
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     (Address of principal executive offices)                    (Zip Code)

                                 (201) 585-0600
         -------------------------------------------------------------
                         (Registrant's telephone number,
                              including area code)

                                      Refac
        ----------------------------------------------------------------
              (Former name, former address and former fiscal year,
                          if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|X| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01         Completion of Acquisition or Disposition of Assets.

         On March 6, 2006, Refac Optical Group (formerly known as Refac) (the "Company") acquired OptiCare Health Systems, Inc., a Delaware corporation ("OptiCare"), pursuant to the Agreement and Plan of Merger (the "OptiCare Merger Agreement"), dated as of August 22, 2005, as amended, by and among the Company, OptiCare and OptiCare Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("OptiCare Merger Sub"). In the merger, OptiCare Merger Sub merged with and into OptiCare, with OptiCare surviving.

         At the effective time of the OptiCare merger, each share of OptiCare common stock held by Palisade Concentrated Equity Partnership, L.P., a Delaware limited partnership ("Palisade"), and each share of OptiCare common stock issued upon conversion of OptiCare preferred stock was converted into the right to receive approximately 0.0403 shares of Company common stock. Each other share of OptiCare common stock was converted into the right to receive 0.0472 shares of Company common stock.

         On the same date, the Company acquired U.S. Vision, Inc., a Delaware corporation ("USV"), pursuant to the Agreement and Plan of Merger, dated as of August 22, 2005, as amended, by and among the Company, USV, and USV Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("USV Merger Sub"). In the merger, USV Merger Sub merged with and into USV, with USV surviving. At the effective time of the USV merger, each share of USV common stock was converted into the right to receive 0.4141 shares of the Company common stock.

         As a result of the mergers, OptiCare and USV are now wholly owned subsidiaries of the Company. Before the mergers, Palisade owned approximately 91% of the Company's outstanding common stock, 88% of USV's outstanding common stock and approximately 84% of OptiCare's outstanding common stock on an as converted basis. Following the mergers, Palisade owns approximately 88% of the Company's outstanding common stock.

         The information regarding interests of certain directors, officers and affiliates of the Company, OptiCare and USV in the mergers included in the section entitled "Interests of Certain Persons in the Mergers" beginning on page 50 of the Company's Amendment No. 1 to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on February 14, 2006 (the "Form S-4") is hereby incorporated by reference.

         On March 6, 2006, the Company issued a press release announcing the closing of the mergers. The press release is furnished herewith as Exhibit 99.1.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Election of Directors

         At the annual meeting of the Company's stockholders held on March 6, 2006, Melvin Meskin, Jeffrey D. Serkes, Dennison T. Veru, Clark A. Johnson, Mark N. Kaplan and Jeffrey A. Cole were re-elected to the Company's board of directors. As described in Item 5.03 below, the Company's stockholders also voted to amend the Company's certificate of incorporation to eliminate the classified board of directors.

         The Company's annual meeting of directors was also held on March 6, 2006. At this meeting, the Company's board of directors voted to increase its size from 9 directors to 12 directors and to appoint the following persons to fill the resulting vacancies. Each of such persons was nominated to the board by Palisade.

    DEAN J. YIMOYINES, M.D.: Dr. Yimoyines, age 58, served as Chairman of the Board of OptiCare until March 6, 2006. Dr. Yimoyines was the Chief Executive Officer of OptiCare from August 1999 to January 2005 and was appointed as the Interim Chief Executive Officer on December 5, 2005. Dr. Yimoyines also served as President of OptiCare from August 1999 to June 2002. Dr. Yimoyines is a founder of OptiCare Eye Health Centers, Inc. and has served as the Chairman, President and Chief Executive Officer of OptiCare Eye Health Centers, Inc. since 1985. Dr. Yimoyines graduated with distinction from the George Washington School of Medicine. He is a graduate of the OPM (Owner/President Management) program at Harvard Business School and is a Fellow of the American Academy of Ophthalmology.

    DAVID C. STONE: Mr. Stone, age 58, is a member of the Bar of the State of Michigan and has been a partner in the law firm of Bodman LLP since 2004. For the previous sixteen years, he was a principal in the law firm of Stone, Biber & O'Toole. Mr. Stone concentrates his practice in corporate and business law, including corporate governance, mergers and acquisitions, finance and estate planning. Until March 6, 2006, he was a director of USV.

    JOSEPH W. MARINO: Mr. Marino, age 66, is a private investor. He was the President and Chief Executive Officer of The Marco Group, Inc. an operator of post-secondary vocational schools from 1984 until November 1, 2004 and was Senior Vice President from November 1, 2004 until his retirement on July 1, 2005. He is a director of JM Financial Management Corp and, until March 6, 2006, was a director of USV.

         Dr. Yimoyines, together with his wife Linda Yimoyines, beneficially owned 6,690,391 shares of OptiCare common stock and options to acquire 2,011,450 shares of OptiCare common stock immediately prior to the OptiCare merger, which were converted into 273,452 shares of Refac common stock and options to acquire 94,940 shares of Refac common stock at the effective time of the OptiCare merger. Messrs. Stone and Marino each owned an option to acquire 20,000 shares of USV common stock immediately prior to the USV merger, each of which were converted into an option to acquire 8,282 shares of Refac common stock at the effective time of the USV merger.

     Information regarding certain relationships and related transactions between OptiCare, Palisade and their affiliates, on the one hand, and Dr. Yimoyines and his wife Linda Yimoyines, on the other hand, included in Item 13 of the amended Annual Report on Form 10-K filed by OptiCare on May 2, 2005 is incorporated herein by reference. Mr. Marino and members of his immediate family maintain brokerage accounts with Palisade. Palisade provides investment management services to Mr. Stone and members of his family, as well as to a charitable trust of which he is the trustee.

Officers

         At the Company's annual meeting of directors, J. David Pierson was appointed as the Company's Chief Executive Officer. Mr. Pierson had previously served as the Company's President and Chief Operating Officer since June 2005. From 1996 to 2001, Mr. Pierson served as President of Licensed Brands for Cole National Corporation, a leading optical retailer. Through more than thirty years in retailing, he has managed operations, merchandising and strategic planning and implementation in a variety of positions with Sears, Target Stores and Federated Department Stores. Most recently, from March 2001 to April 2004, he served as the Chairman, President and Chief Executive Officer of CPI Corporation (NYSE: CPY), which provides portrait photography services in the United States, Puerto Rico and Canada through Sears Portrait Studios. Since leaving CPI Corporation, he has served as a consultant to several companies including some in the retail optical business.

         Additionally, Robert L. Tuchman, the Company's former Chief Executive Officer, will serve as Senior Vice President, General Counsel and Corporate Secretary. Mr. Tuchman, age 63, has been a director of Refac since 1991. He was Refac's President, Chief Executive Officer and General Counsel from 1997 to March 6, 2006. He also served as Refac's Chairman from 1997 until March 26, 2003, when Melvin Meskin was elected as the non-executive Chairman of the Board. Mr. Tuchman served as its President, Chief Operating Officer and General Counsel from 1991 to 1997.

         The summaries of the Company's employment agreements with Messrs. Pierson and Tuchman on pages 89 through 91 of the Form S-4 are hereby incorporated by reference. In addition, pursuant to his employment agreement, Mr. Tuchman may enter into separate arrangements for his own account with Palisade and/or any of its affiliated companies that are engaged in private equity or investment management pursuant to which he may become a member, partner, officer, director or stockholder of such entity or may provide consulting or professional services thereto provided that such activities do not materially interfere with the regular performance of his duties and responsibilities under such employment agreement. In addition, Mr. Tuchman will have an interest in the general partner of a private equity partnership recently formed by Palisade Capital Management, L.L.C., an affiliate of Palisade.


Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

         The proxy statement included in the Form S-4 included proposals to amend the Company's restated certificate of incorporation to: (i) change the Company's name to Refac Optical Group; (ii) increase the Company's shares of authorized common stock from 20,000,000 shares to 25,000,000 and (iii) eliminate the classified board of directors. Following approval of these proposals by the Company's stockholders at the annual meeting of stockholders, on March 6, 2006, the Company filed with the Delaware Secretary of State a Restated Certificate of Incorporation (the "Restated Charter").

         Effective March 6, 2006, the Company's board of directors amended and restated the Company's by-laws (the "Amended By-Laws") to eliminate the provisions regarding the classified board of directors and to add a provision stating that each director shall generally hold office until the next annual meeting of the stockholders and until his or her successor shall have been duly elected and qualified, or until his or her death, or until he or she shall have resigned, or have been removed. The Company's by-laws previously provided that directors could only be removed with cause. The Amended By-Laws provide that directors may also be removed without cause. Additionally, the Company's by-laws previously stated that all matters other than the election of directors shall be decided by a vote of the holders of at least 55% of the Company's shares, unless a different vote is required under applicable law or the Company's charter or by-laws. The Amended By-Laws provide that a vote of 55% is required, unless a greater vote is required under applicable law or the Company's charter or by-laws.

         The form of Restated Charter was included as Exhibit 3.1 to the Form S-4. A copy of the Amended Bylaws are filed herewith as Exhibit 3.1.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits:

         See attached exhibit index.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          REFAC

Dated: March 6, 2006                      By:/s/Raymond A. Cardonne, Jr.
                                             ---------------------------
                                          Name: Raymond A. Cardonne, Jr.
                                          Title: Senior Vice President and
                                                 Chief Financial Officer

EXHIBIT INDEX


Exhibit No.   Description
-----------   -----------

3.1           Amended & Restated By-Laws of Refac Optical Group*
13.1 Item 13 to Amendment No. 1 to Annual Report on Form 10-K filed by OptiCare Health Systems, Inc. with the Securities and Exchange Commission on May 2, 2005**
19.1 Amendment No. 1 to Registration Statement filed by Refac with the Securities and Exchange Commission on February 14, 2006 (Sections entitled "The Merger-Interests of Certain Persons in the Merger", "The Refac Annual Meeting of Stockholders-Employment Agreements", "The Refac Annual Meeting of Stockholders-Consulting Agreement" and "The Refac Annual Meeting of Stockholders-Certain Relationships and Related Transactions" only)**
99.1          Press Release, dated March 6, 2006*

*        Included herewith
**       Incorporated by reference